INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 333-30221) and in Post-Effective Amendment No. 7 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-08273) (both of which are referred to as the "Post-Effective Amendment"), of our report dated January 14, 2000, appearing in the Annual Report to Shareholders of Builders Fixed Income Fund , Inc. relating to the Builders Fixed Income Fund for the year ended December 31, 1999, which report is incorporated by reference in the Statement of Additional Information forming a part of the Post-Effective Amendment, and to the reference to us under the heading "Financial Highlights" in the Prospectus forming a part of such Post-Effective Amendment, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information forming a part of such Post-Effective Amendment.


/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 24, 2000